Exhibit 10.2

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is entered into as of July 7, 2005, by and among Drugmax, Inc., a Nevada corporation (the “Company”), CD Investment Partners, Ltd. (“CD”) and EGI-NP Investments, LLC (“EGI” and together with CD, collectively being the “Investors”).

BACKGROUND

The Company and each of the Investors are parties to that certain Securities Purchase Agreement, dated as of December 1, 2004, (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) pursuant to which each Investor purchased certain securities of the Company, including but not limited to shares of series A preferred stock (the “Preferred Stock”). The rights and preferences of the Preferred Stock were set forth in a Certificate of Designation filed with the Secretary of State of the State of Nevada, as amended and restated on January 21, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Designation”)

The Company and each Investor are also parties to that certain Registration Rights Agreement, dated as of December 1, 2004, (as amended, restated, supplemented or otherwise modified from time to time, the “Registration Rights Agreement) pursuant to which the Company, among other things, agreed to file a registration statement covering the Registrable Securities (as therein defined).

The Company has requested that each Investor agree to amend the Registration Rights Agreement, and each Investor, acting individually, is willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereto hereby agrees as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Registration Rights Agreement.

2. Amendments to Registration Rights Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the following defined terms set forth in Section 1 of the Registration Rights Agreement are hereby amended in their entirety to provide as follows:

“Effectiveness Date” means, with respect to the initial Registration Statement required to be filed hereunder, October 1, 2005 and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 90th calendar day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required hereunder; provided, however, in the event the Company is notified by the Commission that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

“Filing Date” means, with respect to the initial Registration Statement required hereunder, July 8, 2005 and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 15th day following the date on which the Company first knows, or reasonably should have known that such additional Registration Statement is required hereunder.

3. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: (i) Investors shall have received (1) a copy of this Amendment executed by the Company and (2) all other certificates, instruments, documents or agreements as may reasonably be required by an Investor, each of which shall be in form and substance reasonably satisfactory to such Investor; and (ii) the Company shall have reduced the Investors’ Conversion Price (as defined in the Certificate of Designation) to $2.80, which shall be subject to further adjustment as provided under the Certificate of Designation.

4. Representations and Warranties. The Company hereby represents and warrants as follows:

(a) This Amendment and the Registration Rights Agreement, as amended hereby, constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, the Company hereby reaffirms all covenants, representations and warranties made in the Purchase Agreement and the Registration Rights Agreement, as applicable, to the extent the same are not amended hereby or updated pursuant to the Company’s filings with the Securities and Exchange Commission and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment. Notwithstanding the foregoing, each Investor acknowledges that the Company filed its Form 10-K for the year ended January 1, 2005 late and the Company is not currently eligible to use a Form S-3 registration statement.

5. Effect on the Registration Rights Agreement.

(a) Upon the effectiveness of Section 2 hereof, each reference in the Registration Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Registration Rights Agreement, as amended hereby.

(b) Except as specifically amended herein, the Purchase Agreement, the Registration Rights Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

6. Waiver of Liquidated Damages under Registration Rights Agreement; Waiver of Defaults Under Certificate of Designation.

(a) Each Investor hereby waives all liquidated damages which have accrued prior to the date hereof and which would otherwise have been payable by the Company to such Investor under and in accordance with the Registration Rights Agreement or any other agreement executed in connection therewith.

(b) Each Investor hereby waives any event of default under or other right to accelerate obligations due pursuant to the Certificate of Designation which has occurred or may exist at any time prior to and including the date hereof but only to the extent such event of default or acceleration right arose as a result of any breach of the Registration Rights Agreement.

7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or by an e-mail which contains a PDF or other similar file copy of such signature shall be deemed to be an original signature hereto.

10. Further Covenant and Agreement. The Company hereby covenants and agrees that, upon the effectiveness of this Amendment, the Investors shall be entitled to the Conversion Price of $2.80, which shall be subject to further adjustment as provided under the Certificate of Designation.

[Signature Pages to Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

DRUGMAX, INC.

By:
Name:
Title:

CD INVESTMENT PARTNERS, LTD.

By:	CD Capital Management LLC
Its:	Investment Manager

By:
Name:
Title:

EGI-NP INVESTMENTS, LLC

By:
Name:
Title:

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